NEW JERSEY DEPARTMENT OF THE TREASURY
DIVISION OF REVENUE AND ENTERPRISE SERVICES

CERTIFICATE OF FORMATION

COMMERCIAL COVERAGE SOLUTIONS LLC
0450324706

The above-named DOMESTIC LIMITED LIABILITY COMPANY was duly filed in accordance with New Jersey State Law on 11/19/2018 and was assigned identification number 0450324706. Following are the articles that constitute its original certificate.

1. **Name:**
   COMMERCIAL COVERAGE SOLUTIONS LLC

2. **Registered Agent:**
   CORPORATION SERVICE COMPAN

3. **Registered Office:**
   PRINCETON SOUTH CORPORATE CTR.
   100 CHARLES EWING BLVD STE 160
   EWING, NEW JERSEY 08628

4. **Business Purpose:**
   RISK SERVICES

5. **Effective Date of this Filing is:**
   11/19/2018

6. **Main Business Address:**
   40 WALL ST 60TH FLOOR
   NEW YORK, NEW YORK 10005

Signatures:

YAAKOV BEYMAN
AUTHORIZED REPRESENTATIVE

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal 19th day of November, 2018

Elizabeth Maher Muoio
State Treasurer

Certificate Number : 4065997980
Verify this certificate online at
https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp